UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 14, 2009

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-354273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On August 14, 2009, a wholly owned subsidiary of the Company, Seabulk International, Inc. ("Seabulk"), notified Wachovia Bank, National Association ("Wachovia"), as trustee under the indenture dated as of August 5, 2003, as supplemented, between Seabulk and Wachovia, of its election to redeem all of its outstanding 9.5% Senior Notes due 2013 on September 14, 2009 (the "Redemption Date") at a redemption price of 103.167% of the principal amount, plus accrued and unpaid interest to the Redemption Date (the "Redemption Price"). On August 14, 2009, $81,705,000 principal amount of such notes were outstanding. Following the payment of the Redemption Price on the Redemption Date, all 9.5% Senior Notes due 2013 will be paid in full and no 9.5% Senior Notes due 2013 will be outstanding. Upon redemption of the 9.5% Senior Notes due 2013, we expect to record a gain of approximately $2.0 million, net of tax. We expect to fund the Redemption Price from cash on hand.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

Date: August 19, 2009	By:	/s/ Richard Ryan

Name:   Richard Ryan

Title:	Senior Vice President and
Chief Financial Officer

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